Exhibit 10.1

CAMBRIDGE BANCORP

AMENDED 1993 STOCK OPTION PLAN

Section 1. Purpose

The purpose of the Cambridge Bancorp Amended 1993 Stock Option Plan (the "Plan") is to attract and retain key employees, to provide an incentive for them to assist the Company to achieve long-range performance goals and to enable them to participate in the long-term growth of the Company.

Section 2. Definitions

"Affiliate" means any business entity in which the Company owns directly or indirectly 50% or more of the total combined voting power or has a significant financial interest as determined by the Committee.

"Award" means any Option, Stock Appreciation Right, Restricted Stock or Restricted Stock Unit awarded under the Plan.

"Board" means the Board of Directors of the Company.

"Code" means the Internal Revenue Code of 1986, as amended from time to time.

"Committee" means the Compensation Committee of the Board or another Committee of not less than two members of the Board appointed by the Board to administer the Plan.

"Common Stock" or "Stock'' means the Common Stock, $1.00 par value, of the Company.

"Company" means Cambridge Bancorp.

"Designated Beneficiary" means the beneficiary designated by a Participant, in a manner determined by the Committee, to exercise rights of the Participant under the Plan in the event of the Participant's death. In the absence of an effective designation by a Participant, Designated Beneficiary shall mean the Participant's estate.

“Fair Market Value" with respect to Common Stock means the fair market value of the Common Stock as determined by the Committee in good faith.

"Incentive Stock Option" means an option to purchase shares of Common Stock that is intended to meet the requirements of Section 422 of the Code or any successor provision.

“Nonstatutory Stock Option" means an option to purchase shares of Common Stock that is not intended to be an Incentive Stock Option.

"Option" means an Incentive Stock Option or a Nonstatutory Stock Option.

"Participant" means a person selected by the Committee to receive an Award under the Plan.

''Restricted Period' means the period of time during which an Award may be forfeited or repurchased by the Company pursuant to the terms and conditions of such Award.

"Restricted Stock" means one or more shares of Common Stock subject to forfeiture, or to the Company's right to repurchase such share(s).

"Restricted Stock Unit" means the unfunded and unsecured right, subject to forfeiture, to receive in the future a share of Common Stock.

"Stock Appreciation Right" or "SAR" means a right to receive any excess in value of shares of Common

Stock over the exercise price awarded to a Participant under Section 7.

Section 3. Administration

The Plan shall be administered by the Committee; provided, that the Board may in any instance perform any of the functions of the Committee hereunder. The Committee shall have authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the operation of the Plan as it shall from time to time consider advisable and to interpret the provisions of the Plan. The Committee's decisions shall be final and binding.

Section 4. Eligibility

All employees of the Company or any Affiliate capable of contributing significantly to the successful performance of the Company are eligible to be Participants in the Plan.

Section 5. Stock Available for Awards

(a)Subject to adjustment under subsection (b), Awards may be granted under the Plan for up to 200,000 shares of Common Stock. If any Award expires or is terminated unexercised, the shares subject to such Award, to the extent of such expiration or termination, shall again be available for grant under the Plan. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

(b)In the event that the Committee determines that any stock dividend, split-up, combination or reclassification of shares, recapitalization or other similar capital change affects the Common Stock such that an adjustment is required in order to preserve the benefits or potential benefits intended to be made available under the Plan, then the Committee., subject in the case of Incentive Stock Options to any limitation required under the Code, shall equitably adjust any or all of (i) the number and kind of shares in respect of which Awards may be granted under the Plan. (ii) the number and kind of shares subject to outstanding Awards and (iii) the exercise price with respect to any of the foregoing, provided that the number of shares subject to any Award shall always be a whole number.

Section 6. Grant of Options

(a)Subject to the provisions of the Plan, the Committee may grant Incentive Stock Options and Nonstatutory Stock Options and determine the number of shares to be covered by each Option, the option price therefor and the conditions and limitations applicable to the exercise of the Option. The terms and conditions of Incentive Stock Options shall be subject to and comply with Section 422 of the Code, or any successor provision, and any regulations thereunder.

(b)The Committee shall establish the option price at the time each Option is awarded, which price shall not be less than 100% of the Fair Market Value of the Common Stock on the date of grant in the case of Incentive Stock Options.

(c)Each Option shall be exercisable at such times and subject to such terms and conditions as the Committee may specify in the applicable Award. The Committee may impose such conditions with respect to the exercise of Options, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable.

(d)No shares shall be delivered pursuant to any exercise of an Option until payment in full of the option price therefor is received by the Company. Such payment may be made in whole or in part in cash or, to the extent permitted by the Committee at or after the grant of the Option., by delivery of shares of Common Stock owned by the optionee valued at their Fair Market Value on the date of delivery, or such other lawful consideration as the Committee may determine.

Section 7. Stock Appreciation Rights

(a)Subject to the provisions of the Plan, the Committee may award SARs in tandem with an Option (at or after the award of the Option), or alone and unrelated to an Option. SARs in tandem with an Option shall terminate to the extent that the related Option is exercised, and the related Option shall terminate to the extent that the tandem SARs are exercised. SARs shall have an exercise price of not less than 100% of the Fair Market Value of the Common Stock on the date of award, or in the case of SARs in tandem with Options, the exercise price of the related Option.

(b)An SAR related to an Option that can only be exercised during limited periods following a change in control of the Company may entitle the Participant to receive an amount based upon the highest price paid or offered for Common Stock in any transaction relating to the change in control or paid during the thirty-day period immediately preceding the occurrence of the change in control in any transaction reported in the stock market in which the Common Stock is normally traded.

Section 8. Restricted Stock; Restricted Stock Units

(a)Subject to the provisions of the Plan, the Committee may grant shares of Restricted Stock and Restricted Stock Units and determine the duration of the Restricted Period applicable to such shares or Units, the price (if any) at which, and the other conditions under which, the shares or Units may be forfeited or repurchased by the Company and the other terms and conditions of such grants. Such Awards may be issued for no cash consideration or such minimun1 consideration as may be required by applicable law. Restricted Stock Units may he settled in shares of Common Stock or cash as determined by the Committee at the time of grant or thereafter.

(b)Shares of Restricted Stock and Restricted Stock Units may not be sold, assigned transferred, pledged or otherwise encumbered, except as permitted by the Committee, during the Restricted Period. Any certificates issued in respect of shares of Restricted Stock shall be registered in the name of the Participant, shall contain such legend as the Committee may require with respect to the restrictions on transfer and, if required by the Committee, shall be deposited by the Participant together with a stock power endorsed in blank, with the Company. At the expiration of the Restricted Period for any shares of Restricted Stock, or at the distribution date for any Restricted Stock Units, the Company shall deliver a certificate for the respective shares, without a legend referring to the Plans restrictions on transfer, to the Participant or, if the Participant has died, to the Participant's Designated Beneficiary or legal representative.

Section 9. General Provisions

(a)Documentation. Each Award shall he evidenced by an agreement or other writing delivered to and, if the Committee specifics, executed by the Participant specifying the terms and conditions thereof and containing such other terms and conditions not inconsistent with the provisions of the Plan as the Committee considers necessary or advisable to achieve the purposes of the Plan or comply with applicable tax and regulatory laws and accounting principles. The form of such document may vary among Participants. An Award document may be amended in any respect by the Committee without the consent of the respective Participant; provided that the consent of the Participant shall he required for any amendment, other than an amendment made in order to conform the Award or the Plan to restrictions imposed by securities or tax laws or regulations or accounting requirements, that would materially and adversely affect the Participant.

(b)Committee Discretion. Each type of Award may be made alone or in addition to or in relation to any other type of Award. The terms of each Award need not be identical, and the Committee need not treat Participants uniformly. Except as otherwise provided by the Plan or a particular Award, any determination with respect to an Award may be made by the Committee at the time of grant or at any time thereafter.

(c)Settlement. The Committee shall determine whether Awards are settled in whole or in part in cash, Common Stock, other securities of the Company, Awards or other property. The Committee may permit a Participant to defer all or any portion of a payment under the Plan.

(d)Cash Awards. In the discretion of the Committee, any Award may provide the Participant with cash payments in lieu of or in addition to the Award.

(e)Termination of Employment. The Committee shall determine the effect on an Award of the disability, death, retirement or other termination of employment of a Participant and the extent to which, and the period during which, the Participant's legal representative., guardian or Designated Beneficiary may exercise rights thereunder.

(f)Compliance with Securities Laws. It shall be a condition to a Participant's right to receive or vest in any Award that the Company may, in its discretion, require (i) that the shares of Common Stock reserved for issue under such Award shall have been duly listed upon any securities exchange or automated quotation system on which the Company's Common Stock may then he listed or quoted, (ii) that either (A) a registration statement under the Securities Act of 1933 with respect to the shares shall be in effect or (B) in the opinion of counsel for the Company, the proposed Award shall be exempt from registration under that Act and the Participant shall have made such undertakings and agreements with the Company as the Company may reasonably require, and (iii) that such other steps, if any, as the Company shall consider necessary to comply with any law applicable to the issue of such shares by the Company shall have been taken by the Company or the Participant or both. The certificates representing the shares received under any Award may contain such legends as the Company shall consider necessary to comply with any applicable law.

(g)Change in Control. In order to preserve a Participant's rights under an Award in the event of a change in control of the Company, the Committee in its discretion may, at the time an award is made or at any time thereafter, take one or more of the following actions: (i) provide for the acceleration of any time period relating to the exercise, realization or vesting of the Award, (ii) provide for the purchase of the Award upon the Participant's request for an amount of cash or other property that could have been received upon the exercise, realization or vesting of the Award had the Award been currently exercisable, payable or vested, (iii) adjust the terms of the Award in a manner determined by the Committee to reflect the change in control, (iv) cause the Award to be assumed, or new rights substituted therefor, by another entity, or (v) make such other provision as the Committee may consider equitable and in the best interests of the Company.

(h)Withholding. The Participant shall pay to the Company, or make provision satisfactory to the Committee for payment of, any taxes required by law to be withheld in respect of Awards under the Plan no later than the date of the event creating the tax• liability. In the Committee's discretion, such tax obligations may be paid in whole or in part in shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their Fair Market Value on the date of delivery. The Company and its Affiliates may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to the Participant.

Section 10. Miscellaneous

(a)No Right To Employment. No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continued employment. The Company expressly reserves the right at any time to dismiss a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award.

(b)No Rights As Shareholder. No Participant or Designated Beneficiary shall have any rights as a shareholder with respect to any shares of Common Stock subject to an Award until he or she becomes the holder of such shares.

(c)Effective Date. Subject to the approval of the shareholders of the Company. the Plan shall be effective on April 25, 2005 Awards may be made under the Plan before, but expressly subject to, such approval.

(d)Amendment Plan. The Board may amend, suspend or terminate the Plan or any portion thereof at any time.

(e)Governing Law. The provisions of the Plan shall be governed by and interpreted in accordance with the laws of Massachusetts.

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Adopted by the Board of Directors on April 25, 2005

Approved by the shareholders on April 25, 2005

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